UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2016

FEDERAL AGRICULTURAL MORTGAGE CORPORATION
(Exact name of registrant as specified in its charter)

Federally chartered instrumentality of the United States	001-14951	52-1578738
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 K Street, N.W., 4th Floor, Washington D.C.		20006
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (202) 872-7700

No change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement.

On March 15, 2016, the Federal Agricultural Mortgage Corporation (“Farmer Mac”) entered into an amended and restated First Supplemental Note Purchase Agreement (the “Amended Agreement”) to amend the First Supplemental Note Purchase Agreement dated as of July 31, 2015 (the “Original Agreement”) with the National Rural Utilities Cooperative Finance Corporation (“CFC”). Farmer Mac and CFC entered into the Amended Agreement to align the payment dates for the credit facility to the interest accrual periods. All other terms of the Original Agreement remain the same as previously filed as Exhibit 10.2 to Farmer Mac’s Quarterly Report on Form 10-Q filed November 9, 2015.

CFC has a “related party” relationship with Farmer Mac as the result of CFC’s ownership of Farmer Mac common stock. CFC is the second-largest owner of Farmer Mac’s Class A voting common stock and is named as a holder of more than 5% of Farmer Mac’s Class A voting common stock in Farmer Mac’s Proxy Statement dated April 24, 2015 and filed with the SEC on that same date. The agreements described above were entered into on an arms-length basis in the ordinary course of business, with terms and conditions comparable to those available to other program participants that do not have a related party relationship with Farmer Mac.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
Grants of Stock Appreciation Rights

On March 15, 2016 (the “Grant Date”), the Compensation Committee (the “Committee”) of the Board of Directors of Farmer Mac approved grants of stock appreciation rights (“SARs”) to the following executive officers of Farmer Mac pursuant to Farmer Mac’s 2008 Omnibus Incentive Plan (the “2008 Plan”):

Name	Number of SARs Granted
Timothy Buzby	22,476
R. Dale Lynch	12,138
J. Curtis Covington	10,236
Stephen Mullery	7,125

Each SAR granted represents the right to receive, upon exercise, an amount equal to the excess, if any, of the fair market value of a share of Farmer Mac’s Class C non-voting common stock (each, a “Share”) over the grant price on the applicable date of exercise. Any amount received upon exercise of SARs is payable in Shares. The grant price for the SARs listed above is $35.75 per Share, which was the closing price of a Share on the New York Stock Exchange on the Grant Date, in accordance with a policy adopted by the Committee and the full Board of Directors (the “Equity Grant Policy”). These SARs will vest in three equal annual installments on each of March 31, 2017, March 31, 2018, and March 31, 2019, and their expiration date is March 15, 2026 (the “Expiration Date”), which is the tenth anniversary of the Grant Date.

For the SARs awarded on the Grant Date, upon a participant’s termination of employment for death or disability (as defined in the 2008 Plan), all unvested SARs will automatically vest and become exercisable and vested SARs will remain exercisable for one year or until the Expiration Date, whichever is earlier.

Upon a participant’s termination of employment for retirement, all unvested SARs will continue to vest as scheduled and vested SARs will remain exercisable for five years or until the Expiration Date, whichever is earlier. For these purposes, retirement is defined as the termination of employment without Cause (as defined in the 2008 Plan, in Farmer Mac’s Executive Officer Severance Plan, or in a participant’s employment agreement, as applicable) after attaining age fifty-five (55) and a combined age and years of employment at Farmer Mac of at least sixty-five (65).

Upon a participant’s termination of employment for any reason other than death, disability, retirement, or for Cause, all unvested SARs will be cancelled immediately and vested SARs will remain exercisable for one year or until the Expiration Date, whichever is earlier. Upon a participant’s termination for Cause, any unexercised SARs, whether vested or unvested, will be cancelled immediately.

Under the Equity Grant Policy, the number of SARs awarded as equity-based compensation is based on a target long-term incentive value approved by the Committee for an individual divided by the Black-Scholes value as of one week before the date of grant based on assumptions consistent with the assumptions used by Farmer Mac for determining stock-based compensation expense under the Financial Accounting Standards Board’s Accounting Standards Codification (ASC) Topic 718.

The 2008 Plan was previously filed as Exhibit 10.1.2 to Farmer Mac’s Quarterly Report on Form 10-Q filed on August 12, 2008. The current form of award agreement for SARs awarded under the 2008 Plan on the Grant Date was previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed on April 3, 2015. Both of those Exhibits are incorporated in this report by reference.

Grants of Restricted Stock

Also on the Grant Date, the Committee approved grants of restricted shares of Farmer Mac’s Class C non-voting common stock (the “Restricted Stock”) to the following executive officers and directors of Farmer Mac pursuant to the 2008 Plan:

Executive Officers
Name	Number of Shares of Restricted Stock Granted
	Time-Based Vesting	Performance-Based Vesting
Timothy Buzby	10,236	5,118
R. Dale Lynch	5,529	2,766
J. Curtis Covington	4,662	2,334
Stephen Mullery	3,246	1,626

Directors
Name	Number of Shares of Restricted Stock Granted (Time-Based Vesting)
Dennis Brack	1,575
Chester Culver	1,575
Richard Davidson	1,575
James Engebretsen	1,575
Dennis Everson	1,575
Sara Faivre-Davis	1,575
Douglas Flory	1,575
Thomas Hill	1,575
Mitchell Johnson	1,575
Lowell Junkins	1,575
Clark Maxwell	1,575
James McElroy	1,575
Bruce Sherrick	1,575
Myles Watts	1,575
Douglas Wilhelm	1,575

The Restricted Stock listed above granted to directors will vest in full on March 31, 2017 or proportionately to the date of any director’s (i) death, (ii) disability, or (iii) cessation of service on the Board without cause, including due to removal or replacement as a director by the President of the United States.

The Restricted Stock listed above granted to executive officers as time-based vesting awards will vest in three equal annual installments on each of March 31, 2017, March 31, 2018, and March 31, 2019.

The Restricted Stock listed above granted to executive officers as performance-based vesting awards will vest on March 31, 2019, subject to attainment of the following performance targets:

Fifty percent (50%) of the performance-based vesting Restricted Stock shall vest on March 31, 2019 if the Committee determines that Farmer Mac maintained compliance with all applicable regulatory capital requirements between January 1, 2016 and December 31, 2018, with the Committee retaining discretion to vest 0% to 100% of this portion of the award based on the Committee’s subjective measurement of Farmer Mac’s capital adequacy over that three-year period; and

Fifty percent (50%) of the performance-based vesting Restricted Stock shall vest on March 31, 2019 if the Committee determines that Farmer Mac achieved (i) an annual rate of net charge-offs in Farmer Mac’s Farm & Ranch line of business to the average balance of outstanding guarantees, loans, and commitments in Farmer Mac’s Farm & Ranch line of business less than or equal to 20 basis points for the period starting on January 1, 2016 and ending on December 31, 2018, and (ii) an average percentage of total 90-day delinquencies in Farmer Mac’s Farm & Ranch line of business to the average balance of outstanding guarantees, loans, and commitments in Farmer Mac’s Farm & Ranch line of business of not greater than 2.5% for the period starting on January 1, 2016 and ending on December 31, 2018. For purposes of performing these calculations: (y) “net charge-offs” is defined as charge-offs to Farmer Mac’s allowance for losses net of actual recoveries plus any writedowns on real estate owned (REO) properties and any gains or losses realized upon disposition of REO properties, and (z) average balances are determined by calculating a simple average of reported balances as of the end of each calendar quarter.

Upon an executive officer’s termination of employment for any reason other than death, disability, or retirement, unvested Restricted Stock will be cancelled immediately. Upon an executive officer’s death or disability, unvested Restricted Stock will vest immediately. Upon retirement, unvested Restricted Stock will continue to vest as scheduled. For these purposes, retirement has the same meaning used in the SARs award agreements described above.

Under the Equity Grant Policy, the number of shares of Restricted Stock awarded as equity-based compensation is based on a target long-term incentive value approved by the Committee for an individual divided by the average closing price of Farmer Mac’s Class C non-voting common stock over the previous 30 calendar days ending one week before the date of grant.

The forms of award agreements for Restricted Stock awarded to executive officers under the 2008 Plan on the Grant Date were previously filed as Exhibits 10.2 and 10.3 to the Current Report on Form 8-K filed on April 3, 2015. The form of award agreement for Restricted Stock awarded to directors under the 2008 Plan on the Grant Date was previously filed as Exhibit 10.3 to the Current Report on Form 8-K filed on April 6, 2012. All of those Exhibits are incorporated in this report by reference.

Awards of Cash Bonuses

On March 15, 2016, the Committee approved the payment of the following performance-based cash bonuses to Farmer Mac’s executive officers, which were calculated based on targets for Farmer Mac’s core earnings, outstanding business volume, asset quality, and net charge-offs, as well as each individual’s leadership and strategic performance, in each case for the period from January 1, 2015 through December 31, 2015 (other than for Mr. Covington, who commenced his employment at Farmer Mac on January 26, 2015), as determined by the Committee. In each case, the bonus will be paid out at 135.54% of the individual's target bonus for 2015.

Name	Cash Bonus Awarded
Timothy Buzby	$731,916.00
R. Dale Lynch	$259,220.25
J. Curtis Covington	$147,060.90
Stephen Mullery	$167,394.68

All of the equity and cash compensation awards to executive officers described above are subject to any recoupment or “clawback” policy as may be adopted by the Board of Directors of Farmer Mac, including to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act, or other applicable law or regulation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL AGRICULTURAL MORTGAGE CORPORATION

By:    /s/ Stephen P. Mullery
Name:    Stephen P. Mullery
Title:     Senior Vice President – General Counsel

Dated:    March 18, 2016